Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and Year-end 2020 Results

New York, NY – March 4, 2021 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and year ended December 31, 2020.

Business Update

Silvercrest ended the fourth quarter of 2020 and the year on a high note, paving the way for a good start to 2021 with a potential new high revenue run rate. Silvercrest discretionary asset under management, which drive revenue, increased 15% during the fourth quarter to reach $20.6 billion, due to both organic as well as market growth. The firm’s total assets under management under management (“AUM”) grew to $27.8 billion by the end of the fourth quarter. These new AUM high watermarks for the firm represent increases of 10.8% in total AUM and 9.6% in discretionary AUM year over year from the end of 2019 to the end of 2020.

The firm’s financial measurements all meaningfully improved for fiscal year 2020 over 2019. Revenue increased 5.7% to $108 million from $102 million; the firm’s Adjusted EBITDA1 increased 6.0% to $30 million from $29 million; and adjusted diluted earnings per share1 increased 9.4% to $1.28 from $1.17 per share. The firm’s full year 2020 adjusted EBITDA margin1 was 28.1%.

Silvercrest's Outsourced Chief Investment Officer (“OCIO”) initiative won its first OCIO clients during the third quarter of 2019, and we ended 2019 with $300 million in OCIO AUM. That business more than doubled during 2020, to over $700 million, and we hope to cross the important $1 billion AUM threshold during 2021. We are proud of building our OCIO capability organically from scratch. Our team and performance track record remain strong, our OCIO new business pipeline has grown, and we expect continued success in the OCIO business during 2021.

With strong relative performance, Silvercrest’s institutional equity new business opportunities are rebuilding across our product suite. We expect new sub-advisory relationships to continue adding new AUM and for search activity to pick up during 2021.

We have hired new high net worth portfolio management professionals and will continue to add new talent, both to maintain a high level of client service and to grow the business. Silvercrest has a track record of growing new talent and will continue to do so, especially with the current M&A environment for wealth management firms remaining active and expensive. We believe our brand, culture, capabilities and technological innovation make Silvercrest a premier partner for select businesses and professionals. Regardless of the environment, Silvercrest will continue to seek to effectively deploy capital to complement our organic growth.

Fourth Quarter 2020 Highlights

•	Total Assets Under Management (“AUM”) of $27.8 billion, inclusive of discretionary AUM of $20.6 billion and non-discretionary AUM of $7.2 billion at December 31, 2020.
•	Revenue of $28.4 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $3.5 million and $1.9 million, respectively.
•	Basic and diluted net income per share of $0.20.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $7.3 million.
•	Adjusted net income[1] of $4.4 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.31.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands except as indicated)	2020	2019	2020	2019
Revenue	$28,415	$27,838	$107,983	$102,152
Income before other income (expense), net	$3,361	$4,143	$22,281	$18,873
Net income	$3,526	$4,193	$17,478	$15,412
Net income margin	12.4%	15.1%	16.2%	15.1%
Net income attributable to Silvercrest	$1,879	$2,420	$9,960	$8,646
Net income per basic and diluted share	$0.20	$0.26	$1.05	$0.98
Adjusted EBITDA[1]	$7,297	$7,331	$30,296	$28,592
Adjusted EBITDA margin[1]	25.7%	26.3%	28.1%	28.0%
Adjusted net income[1]	$4,443	$4,464	$18,588	$16,885
Adjusted basic earnings per share[1,2]	$0.31	$0.31	$1.29	$1.18
Adjusted diluted earnings per share[1,2]	$0.31	$0.31	$1.28	$1.17
Assets under management at period end (billions)	$27.8	$25.1	$27.8	$25.1
Average assets under management (billions)[3]	$26.1	$24.3	$26.5	$22.1
Discretionary assets under management (billions)	$20.6	$18.8	$20.6	$18.8

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and twelve months ended December 31, 2020 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2020.  Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $27.8 billion

Silvercrest’s discretionary assets under management increased by $1.8 billion, or 9.6%, to $20.6 billion at December 31, 2020 from $18.8 billion at December 31, 2019.  The increase was attributable to client inflows of $3.8 billion and market appreciation of $1.5 billion, partially offset by client outflows of $3.5 billion.  Silvercrest’s total AUM increased by $2.7 billion, or 10.8%, to $27.8 billion at December 31, 2020 from $25.1 billion at December 31, 2019.  The increase was attributable to client inflows of $4.2 billion and market appreciation of $2.3 billion, partially offset by client outflows of $3.8 billion.

Silvercrest’s discretionary assets under management increased by $2.7 billion, or 15.1%, to $20.6 billion at December 31, 2020 from $17.9 billion at September 30, 2020.  The increase was attributable to client inflows of $1.2 billion and market appreciation of $2.6 billion, partially offset by client outflows of $1.1 billion.  Silvercrest’s total AUM increased by $3.4 billion, or 13.9%, to $27.8 billion at December 31, 2020 from $24.4 billion at September 30, 2020.  The increase was attributable to client inflows of $1.3 billion and market appreciation of $3.3 billion, partially offset by client outflow of $1.2 billion.

Assets under management as of December 31, 2020 as compared to December 31, 2019, September 30, 2020 and June 30, 2020 continued to be impacted by the effects of COVID-19 on financial markets during the quarter ended March 31, 2020.

Fourth Quarter 2020 vs. Fourth Quarter 2019

Revenue increased by $0.6 million, or 2.1%, to $28.4 million for the three months ended December 31, 2020, from $27.8 million for the three months ended December 31, 2019. This increase was driven by market appreciation during the current quarter.

Total expenses increased by $1.4 million, or 5.7%, to $25.1 million for the three months ended December 31, 2020 from $23.7 million for the three months ended December 31, 2019. Compensation and benefits expense increased by $0.6 million, or 3.4%, to $18.2 million for the three months ended December 31, 2020 from $17.6 million for the three months ended December 31, 2019. The increase was primarily attributable to increases in the accrual for bonuses of $0.2 million, salaries and benefits of $0.3 million primarily as a result of merit-based increases and newly hired staff and equity based compensation expense of $0.1 million due to an increase in the number of unvested restricted stock units and unvested non-qualified stock options outstanding. General and administrative expenses increased by $0.8 million, or 13.1%, to $6.9 million for the three months ended December 31, 2020 from $6.1 million for the three months ended December 31, 2019. This was primarily attributable to increases in the fair value of contingent consideration related to the Cortina Acquisition of $1.4 million and occupancy and related expenses of $0.1 million partially offset by decreases in professional fees of $0.3 million, travel and entertainment expenses of $0.4 million as a result of the coronavirus pandemic and portfolio and systems expense of $0.1 million.

Consolidated net income was $3.5 million or 12.4% of revenue for the three months ended December 31, 2020 as compared to consolidated net income of $4.2 million or 15.2% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $1.9 million, or $0.20 per basic and diluted share for the three months ended December 31, 2020.   Our Adjusted Net Income1 was $4.4 million, or $0.31 per adjusted basic and adjusted diluted2 share for the three months ended December 31, 2020.

Adjusted EBITDA1 was $7.3 million or 25.7% of revenue for the three months ended December 31, 2020 as compared to $7.3 million or 26.3% of revenue for the same period in the prior year.

Year Ended December 31, 2020 vs. Year Ended December 31, 2019

Revenue increased by $5.8 million, or 5.7%, to $108.0 million for the year ended December 31, 2020, from $102.2 million for the year ended December 31, 2019. This increase was driven by net client inflows and market appreciation in discretionary assets under management.

Total expenses increased by $2.4 million, or 2.9%, to $85.7 million for the year ended December 31, 2020 from $83.3 million for the year ended December 31, 2019. This increase was attributable to an increase in compensation and benefits expense of $2.3 million and an increase in general and administrative expenses of $0.1 million. Compensation and benefits expense increased by $2.3 million, or 3.9%, to $62.4 million for the year ended December 31, 2020 from $60.0 million for the year ended December 31, 2019. The increase was primarily attributable to an increase in the accrual for bonuses of $1.5 million, an increase in salaries expense of $1.8 million primarily as a result of merit-based increases and newly-hired staff, including the addition of Cortina staff, and an increase in benefits costs of $0.6 million, partially offset by a decrease in equity based compensation expense of $1.6 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding. General and administrative expenses increased by $0.1 million, or 0.4%, to $23.3 million for the year ended December 31, 2020 from $23.2 million for the year ended December 31, 2019. The increase was primarily attributable to increases in the fair value of contingent consideration related to the Cortina Acquisition of $1.1 million, depreciation and amortization expense of $0.8 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City, occupancy and related expenses of $0.4 million related to the increased costs of cleaning due to the coronavirus pandemic, portfolio and systems expenses of $0.4 million, insurance costs of $0.1 million, the fair value of contingent consideration related to the Neosho Acquisition of $0.2 million and the fair value of contingent consideration related to the Cappiccille Acquisition of $0.2 million.  These increases were partially offset by decreases in the fair value of contingent consideration related to the Jamison Acquisition of $0.1 million, travel and entertainment expenses of $0.9 million as a result of the coronavirus pandemic, professional fees of $1.3 million, office expense of $0.1 million as a result of the coronavirus pandemic, printing costs of $0.1 million, charitable donations of $0.1 million, telephone related expenses of $0.1 million and storage and moving expenses of $0.4 million.

Consolidated net income was $17.5 million or 16.2% of revenue for the year ended December 31, 2020 as compared to $15.4 million or 15.1% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $10.0 million, or $1.05 per basic and diluted share for the year ended December 31, 2020.   Our Adjusted Net Income1 was $18.6 million, or $1.29 per adjusted basic share and $1.28 per adjusted diluted share2 for the year ended December 31, 2020.

Adjusted EBITDA1 was $30.3 million or 28.1% of revenue for the year ended December 31, 2020 as compared to $28.6 million or 28.0% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $62.5 million at December 31, 2020, compared to $52.8 million at December 31, 2019.  As of December 31, 2020, there was $12.6 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $70.7 million at December 31, 2020.  We had 9,650,692 shares of Class A common stock outstanding and 4,721,646 shares of Class B common stock outstanding at December 31, 2020.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 5, 2021, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the year ended December 31,
	2020	2019	2018
	(Unaudited)
Revenue
Management and advisory fees	$103,775	$97,970	$94,675
Performance fees and allocations	—	25	25
Family office services	4,208	4,157	3,973
Total revenue	107,983	102,152	98,673
Expenses
Compensation and benefits	62,379	60,038	57,938
General and administrative	23,323	23,241	19,583
Total expenses	85,702	83,279	77,521
Income before other income (expense), net	22,281	18,873	21,152
Other income (expense), net
Other income (expense), net	243	255	(15)
Interest income	13	169	274
Interest expense	(563)	(481)	(62)
Equity income from investments	898	1,774	1,477
Total other income (expense), net	591	1,717	1,674
Income before provision for income taxes	22,872	20,590	22,826
Provision for income taxes	(5,394)	(5,178)	(5,458)
Net income	17,478	15,412	17,368
Less: net income attributable to non-controlling interests	(7,518)	(6,766)	(7,738)
Net income attributable to Silvercrest	$9,960	$8,646	$9,630
Net income per share:
Basic	$1.05	$0.98	$1.16
Diluted	$1.05	$0.98	$1.16
Weighted average shares outstanding:
Basic	9,503,197	8,797,118	8,298,354
Diluted	9,510,720	8,799,643	8,302,768

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended December 31,
	2020	2019
Revenue
Management and advisory fees	$27,221	$26,660
Performance fees and allocations	—	25
Family office services	1,194	1,153
Total revenue	28,415	27,838
Expenses
Compensation and benefits	18,162	17,557
General and administrative	6,892	6,138
Total expenses	25,054	23,695
Income before other income (expense), net	3,361	4,143
Other income (expense), net
Other income (expense), net	220	(2)
Interest income	1	9
Interest expense	(118)	(226)
Equity income from investments	898	1,765
Total other income (expense), net	1,001	1,546
Income before provision for income taxes	4,362	5,689
Provision for income taxes	(836)	(1,496)
Net income	3,526	4,193
Less: net income attributable to non-controlling interests	(1,647)	(1,773)
Net income (loss) attributable to Silvercrest	$1,879	$2,420
Net income (loss) per share:
Basic	$0.20	$0.26
Diluted	$0.20	$0.26
Weighted average shares outstanding:
Basic	9,576,169	9,205,770
Diluted	9,584,411	9,207,667

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of non-GAAP financial measure:
Net income	$3,526	$4,193	$17,478	$15,412
Provision for income taxes	836	1,496	5,394	5,178
Delaware Franchise Tax	50	50	200	200
Interest expense	118	226	563	481
Interest income	(1)	(9)	(13)	(169)
Depreciation and amortization	973	975	3,968	3,191
Equity-based compensation	203	106	659	2,272
Other adjustments (A)	1,592	294	2,047	2,027
Adjusted EBITDA	$7,297	$7,331	$30,296	$28,592
Adjusted EBITDA Margin	25.7%	26.3%	28.1%	28.0%

(A)	Other adjustments consist of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Non-acquisition expansion costs (a)	$—	$—	$—	$97
Acquisition costs (b)	32	47	350	1,371
Severance	—	—	—	13
Other (c)	1,560	247	1,697	546
Total other adjustments	$1,592	$294	$2,047	$2,027
(a)	For the year ended December 31, 2019, represents accrued earnout of $97 related to our Richmond, VA office expansion.
(b)

For the three months ended December 31, 2020, represents insurance costs of $11 related to the acquisition of Cortina and costs related to the integration of Cortina’s operations of $21.  For the year ended December 31, 2020, represents legal and other professional fees of $90, insurance costs of $45 related to the acquisition of Cortina and costs related to the integration of Cortina’s operations of $215.   For the three months ended December 31, 2019, represents legal and other professional fees of $36 and insurance costs of $11 related to the acquisition of Cortina.  For the year ended December 31, 2019, represents legal fees of $156 related to the Neosho Acquisition and legal and other professional fees of $1,182 and insurance costs of $33 related to the acquisition of Cortina.

(c)

For the three months ended December 31, 2020, represents expenses of $3 related to office renovations, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, a fair value adjustment to the Cappiccille contingent purchase price consideration of $43, a fair value adjustment to the Cortina contingent purchase price consideration of $1,600, a fair value adjustment to the Neosho contingent purchase price consideration of ($75), an adjustment to the fair value of our tax receivable agreement of ($186) and expenses related to the Coronavirus pandemic of $126.  For the year ended December 31, 2020, represents expenses of $22 related to office renovations, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, professional fees related to a new audit requirement of $13, a fair value adjustment to the Cappiccille contingent purchase price consideration of $126, a fair value adjustment to the Cortina contingent purchase price consideration of $1,100, a fair value adjustment to the Jamison contingent purchase price consideration of $70, a fair value adjustment to the Neosho contingent purchase price consideration of ($75), an adjustment to the fair value of our tax receivable agreement of ($186) and expenses related to the Coronavirus pandemic of $435.  For the three months ended December 31, 2019, represents expenses of $59 related to office renovations, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, an adjustment to the fair value of our tax receivable agreement of $34, a fair value adjustment to the Jamison contingent purchase price consideration of $214 and a fair value adjustment to the Cortina contingent purchase price consideration of $200,  partially offset by a fair value adjustment to the Neosho contingent purchase price consideration of ($283) and a fair value adjustment to the Cappiccille contingent purchase price consideration of ($25).  For the year ended December 31, 2019, represents expenses of $443 related to office renovations and an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, a fair value adjustment to the Jamison contingent purchase price consideration of $214, a fair value adjustment to the Cortina contingent purchase price consideration of $200 and professional fees related to the relocation of network equipment of $5.  This was partially offset by an adjustment to the fair value of our tax receivable agreement of $200, a fair value adjustment to the Neosho contingent purchase price consideration of ($283) and a fair value adjustment to the Cappiccille contingent purchase price consideration of ($25).

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Reconciliation of non-GAAP financial measure:
Consolidated net income	$3,526	$4,193	$17,478	$15,412
GAAP Provision for income taxes	836	1,496	5,394	5,178
Delaware Franchise Tax	50	50	200	200
Other adjustments (A)	1,592	294	2,047	2,027
Adjusted earnings before provision for income taxes	6,004	6,033	25,119	22,817
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,561)	(1,569)	(6,531)	(5,932)

Adjusted net income	$4,443	$4,464	$18,588	$16,885

GAAP net income per share (B):
Basic and diluted	$0.20	$0.26	$1.05	$0.98

Adjusted earnings per share/unit (B):
Basic	$0.31	$0.31	$1.29	$1.18
Diluted	$0.31	$0.31	$1.28	$1.17
Shares/units outstanding:
Basic Class A shares outstanding	9,651	9,330	9,651	9,330
Basic Class B shares/units outstanding	4,722	5,031	4,722	5,031
Total basic shares/units outstanding	14,373	14,361	14,373	14,361

Diluted Class A shares outstanding (C)	9,659	9,332	9,659	9,332
Diluted Class B shares/units outstanding (D)	4,883	5,066	4,883	5,066
Total diluted shares/units outstanding	14,542	14,398	14,542	14,398
(A)	See A in Exhibit 2.
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)	Includes 8,242 and 1,897 unvested restricted stock units at December 31, 2020 and 2019, respectively.
(D)	Includes 74,907 and 35,336 unvested restricted stock units and 86,764 and 0 non-qualified stock options at December 31, 2020 and 2019, respectively.

Exhibit 5

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$62,498	$52,832
Investments	914	1,781
Receivables, net	8,341	8,958
Due from Silvercrest Funds	1,018	1,697
Furniture, equipment and leasehold improvements, net	5,523	6,015
Goodwill	63,675	63,675
Operating lease assets	30,068	33,485
Finance lease assets	254	198
Intangible assets, net	26,553	29,286
Deferred tax asset – tax receivable agreement	11,397	13,190
Prepaid expenses and other assets	3,563	3,132
Total assets	$213,804	$214,249
Liabilities and Equity
Accounts payable and accrued expenses	$18,040	$18,527
Accrued compensation	33,849	32,252
Borrowings under credit facility	12,600	16,200
Operating lease liabilities	36,127	39,848
Finance lease liabilities	259	196
Deferred tax and other liabilities	9,530	9,419
Total liabilities	110,405	116,442
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 9,650,692 and 9,329,879 issued and outstanding as of December 31, 2020 and 2019, respectively	96	93
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,721,646 and 5,031,017 issued and outstanding as of December 31, 2020 and 2019, respectively	46	49
Additional Paid-In Capital	51,039	49,246
Retained earnings	19,498	15,648
Total Silvercrest Asset Management Group Inc.’s equity	70,679	65,036
Non-controlling interests	32,720	32,771
Total equity	103,399	97,807
Total liabilities and equity	$213,804	$214,249

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$24.4	$23.5	3.8%
Gross client inflows	1.3	2.4	(45.8)%
Gross client outflows	(1.2)	(2.2)	(45.5)%
Market appreciation	3.3	1.4	135.7%
Ending assets under management	$27.8	$25.1	10.8%

	Year Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$25.1	$19.0	32.1%
Gross client inflows	4.2	11.0	(61.8)%
Gross client outflows	(3.8)	(9.1)	(58.2)%
Market appreciation	2.3	4.2	(45.2)%
Ending assets under management	$27.8	$25.1	10.8%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$17.9	$17.5	2.3%
Gross client inflows	1.2	2.4	(50.0)%
Gross client outflows	(1.1)	(2.2)	(50.0)%
Market appreciation	2.6	1.1	136.4%
Ending assets under management	$20.6	$18.8	9.6%

	Year Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$18.8	$14.2	32.4%
Gross client inflows	3.8	10.4	(63.5)%
Gross client outflows	(3.5)	(8.7)	(59.8)%
Market appreciation	1.5	2.9	(48.3)%
Ending assets under management	$20.6	$18.8	9.6%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$6.5	$6.0	8.3%
Gross client inflows	0.1	0.1	—
Gross client outflows	(0.1)	0.0	(100.0)%
Market appreciation	0.7	0.2	250.0%
Ending assets under management	$7.2	$6.3	14.3%

	Year Ended December 31,		% Change From December 31,
	2020	2019	2019
Beginning assets under management	$6.3	$4.8	31.3%
Gross client inflows	0.4	0.6	(33.3)%
Gross client outflows	(0.3)	(0.4)	(25.0)%
Market appreciation	0.8	1.3	(38.5)%
Ending assets under management	$7.2	$6.3	14.3%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2020	2019
Total AUM as of September 30,	$24.389	$23.542
Discretionary AUM:
Total Discretionary AUM as of September 30,	17.906	17.543
New client accounts/assets	0.142	0.223	(1)
Closed accounts	(0.039)	(0.034)	(2)
Net cash inflow/(outflow)	0.016	0.005)	(3)
Non-discretionary to discretionary AUM	(0.007)	0.000)	(4)
Market appreciation	2.632	1.016
Change to Discretionary AUM	2.744	1.210
Total Discretionary AUM as of December 31,	20.650	18.753
Change to Non-Discretionary AUM	0.686	0.318	(5)
Total AUM as of December 31,	$27.819	$25.070

	Year Ended December 31,
	2020	2019
Total AUM as of January 1,	$25.070	$19.032
Discretionary AUM:
Total Discretionary AUM as of January 1,	18.754	14.244
New client accounts/assets	0.614	2.422	(1)
Closed accounts	(0.163)	(0.425)	(2)
Net cash inflow/(outflow)	(0.070)	(0.306)	(3)
Non-discretionary to discretionary AUM	(0.015)	(0.028)	(4)
Market (depreciation)/appreciation	1.530	2.846
Change to Discretionary AUM	1.896	4.509
Total Discretionary AUM as of December 31,	20.650	18.753
Change to Non-Discretionary AUM	0.853	1.529	(5)
Total AUM as of December 31,	$27.819	$25.070
(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2020

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 12/31/2020	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	9.1	9.8	13.6	11.3	9.4
Russell 1000 Value Index		2.8	6.1	9.7	8.2	7.4

Small Cap Value Composite	4/1/02	6.8	4.3	10.6	8.0	10.5
Russell 2000 Value Index		4.6	3.7	9.7	6.3	7.8

Smid Cap Value Composite	10/1/05	3.6	5.0	11.5	9.1	9.7
Russell 2500 Value Index		4.9	4.3	9.4	6.8	7.4

Multi Cap Value Composite	7/1/02	8.6	7.3	12.0	10.2	9.8
Russell 3000 Value Index		2.9	5.9	9.7	8.1	8.0

Equity Income Composite	12/1/03	- 1.9	5.3	11.5	9.7	11.2
Russell 3000 Value Index		2.9	5.9	9.7	8.1	8.2

Focused Value Composite	9/1/04	4.5	4.8	10.6	9.3	10.3
Russell 3000 Value Index		2.9	5.9	9.7	8.1	7.9

Small Cap Opportunity Composite	7/1/04	22.5	13.8	15.5	11.9	11.9
Russell 2000 Index		20.0	10.3	13.3	9.3	9.0

Small Cap Growth Composite	7/1/04	53.0	25.6	23.1	13.8	12.7
Russell 2000 Growth Index		34.6	16.2	16.4	12.1	10.5

Smid Cap Growth Composite	1/1/06	76.0	35.2	27.8	17.5	14.0
Russell 2500 Growth Index		40.5	19.9	18.7	14.1	11.8

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.